UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): March 16, 2023

TE CONNECTIVITY LTD.

(Exact name of registrant as specified in its charter)

Switzerland	98-0518048
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-33260

(Commission File Number)

Mühlenstrasse 26, CH-8200 Schaffhausen

Switzerland

(Address of Principal Executive Offices, including Zip Code)

+41 (0)52 633 66 61

(Registrant’s telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Shares, Par Value CHF 0.57	TEL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously reported, at the annual general meeting of TE Connectivity Ltd. (the “Company”) held on March 15, 2023 (“AGM”), the Company’s shareholders approved the cancellation of 8,360,500 shares purchased by the Company under its share repurchase program during the period beginning September 25, 2021 and ending September 30, 2022 and the amendment of the Company’s Articles of Association to effect the resulting share capital reduction by CHF 4,765,485.00 to CHF 183,808,060.17.

At the AGM, shareholders of the Company also approved an amendment to Article 5 of the Company’s Articles of Association to approve the capital band for a period ending one year after the date of the Annual General Meeting.

The amendments to the Company’s Articles of Association reflecting the share capital reduction and capital band became effective on March 16, 2023 upon registration with the Commercial Registry.

A copy of the Company’s amended and restated Articles of Association is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

3.1	Articles of Association of TE Connectivity Ltd., as amended and restated

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2023	TE CONNECTIVITY LTD.

	By:	/s/ Harold G. Barksdale
		Name:	Harold G. Barksdale
		Title:	Vice President and Corporate Secretary